Exhibit 99.1   Earnings Release of April 21, 2003

             HENNESSY ADVISORS, INC. REPORTS SECOND QUARTER RESULTS

Novato, CA - April 21, 2003 - Hennessy Advisors, Inc. (OTCBB:HNNA) President and CEO Neil Hennessy announced earnings per share of $.29 for the six-months ended March 31, 2003, up from $.07 in the comparable 2002 period. The increase was primarily attributable to an increase in mutual fund assets under management as well as the adoption of SFAS 142 which eliminated amortization of management contracts. At March 31, 2002, total mutual fund assets were $261 million, and as of March 31, 2003, the assets increased to $498 million, an increase of 91%.

"With the onset of the war in Iraq and fundamental economic indicators reflecting negatively on the financial markets, I feel fortunate that the mutual funds we manage still performed relatively well during the quarter. Many mutual fund management companies experienced heavy redemptions during the period, but at Hennessy Advisors, Inc. we were able to maintain our asset levels. We are hopeful for a swift resolution to the conflict in Iraq and for a worldwide economic rebound in the near future. We anticipate that our investors will be pleased with our earnings and we will continue in our commitment to growing our assets under management for the benefit of our shareholders."

                             Hennessy Advisors, Inc.

                              Financial Highlights

                                Period to Period

----------------------------------------------------------------------------------------------------------------
                                                      Six Months Ended
Fiscal Year-to-Date                             31-Mar-03          31-Mar-02           $ Change         % Change
----------------------------------------------------------------------------------------------------------------
Total Revenue                               $   1,963,694      $     925,126      $   1,038,568         112.3%
----------------------------------------------------------------------------------------------------------------
Net Income                                  $     476,491      $      77,279      $     399,212         516.6%
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Earnings per share (diluted)                $        0.29      $        0.07      $        0.22         314.3%
----------------------------------------------------------------------------------------------------------------
Weighted Average number of
shares outstanding                              1,631,806          1,051,535            580,271          55.2%
----------------------------------------------------------------------------------------------------------------

At Period Ending Date                           31-Mar-03          31-Mar-02           $ Change         % Change
----------------------------------------------------------------------------------------------------------------
Mutual Fund Assets Under
Management                                  $ 497,961,897      $ 260,582,321      $ 237,379,576          91.1%
----------------------------------------------------------------------------------------------------------------


Hennessy Advisors, Inc., located in Novato, CA, is the advisor to four no-load mutual funds, satisfying a variety of investment horizons and risk tolerance levels. Each of the Hennessy Funds employs a unique and powerful money management approach combining superior, time-tested stock selection formulas with unwavering discipline and consistency. The


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

Company serves clients with integrity, honesty and candor. The Hennessy Funds strategies and performance are fully disclosed.

Forward-Looking Statements
--------------------------

     Statements in this press release regarding Hennessy Advisors, Inc.'s business, which are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These risks, uncertainties and other important factors are described in more detail in the "Risk Factors" section of the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2002, filed December 27, 2002, with the U.S. Securities and Exchange Commission, including, without limitation, the "Risk Factors" section of the Management's Discussion and Analysis and Results of Operations. The following factors affect the actual results of the Company:

         o Continuing volatility in the equity markets have caused the levels of our assets under management to fluctuate significantly.
         o Continued weak market conditions may lower our assets under management and reduce our revenues and income.
         o We face strong competition from numerous and sometimes larger companies.
         o Changes in the distribution channels on which we depend could reduce our revenues or hinder our growth. o For the next several years, insurance costs are likely to increase materially and we may not be able to obtain the same types or amounts of coverage.
         o    For the next several years, professional service fees are likely to increase due to increased securities industry legislation.
         o    The current conflict in Iraq and the ongoing threat of terrorism may adversely affect the general economy, financial and capital markets and our business.


Supplemental Information
------------------------

Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. For more complete information about the Hennessy Funds, including fees and expenses, call 800-966-4354 to obtain a free prospectus. Read it carefully before you invest or send money. The distributor for the Hennessy Funds is Quasar Distributors, LLC.



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